                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report on Form 10-Q of PerkinElmer, Inc. (the "Company") for the period ended September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Gregory L. Summe, Chairman of the Board, Chief Executive Officer and President of the Company, and Robert F. Friel, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

      (1) Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                         /s/ Gregory L. Summe
Dated:  November 12, 2003                -------------------------------
                                         Gregory L. Summe
                                         Chairman of the Board,
                                         Chief Executive Officer and President



Dated:  November 12, 2003                /s/ Robert F. Friel
                                         -------------------------------
                                         Robert F. Friel
                                         Senior Vice President
                                         and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to PerkinElmer, Inc. and will be retained by PerkinElmer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.